UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
DATE OF REPORT: June 12, 2008
(Date of earliest event reported)
InterMune, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-29801 (Commission File Number)	94-3296648 (I.R.S. Employer Identification No.)

3280 BAYSHORE BLVD., BRISBANE, CALIFORNIA		94005
(Address of principal executive offices)		(Zip Code)
(415) 466-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURES

ITEM 8.01	OTHER EVENTS
On June 12, 2008 and June 16, 2008, the members of the Executive Management Team of InterMune, Inc. (“InterMune”) listed below modified their individual written trading plans entered into in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, which were previously disclosed by InterMune in a Report on Form 8-K filed on September 7, 2007. The amendments to the 10b5-1 trading plans include modifications of the number of shares of InterMune common stock subject to the trading plans and the termination date thereof.
The following chart sets forth the modified number of shares of common stock of InterMune that each executive officer has included in such member’s 10b5-1 trading plan and the termination date of such plan, which may be terminated earlier pursuant to the terms and conditions provided by each plan:

	No. Shares In	Trading Plan
Name	Trading Plan	Termination Date
Marianne Armstrong,Ph.D., Chief Medical Affairs & Regulatory Officer	115,617	May 2009
Williamson Bradford, M.D., Ph.D., Senior Vice President, ClinicalScience and Biometrics	102,417	May 2009
John Hodgman, Senior Vice President and Chief Financial Officer	61,713	November 2009
Steven Porter, M.D., Ph.D., Chief Medical Officer	131,060	May 2009
Howard Simon, Esq., SPHR Senior Vice President, Human Resources and Corporate Services and Associate General Counsel	125,379	September 2009
Robin Steele, Esq., Senior Vice President, General Counsel and Corporate Secretary	161,767	December 2009
Daniel G. Welch, Chairman, Chief Executive Officer and President	503,394	March 2010

Each modified trading plan provides that trades will not be executed pursuant to such modified terms for a specified period following the date of such trading plan modifications. Individual reports of the details of actual sales under the plans, if any, will be filed by the appropriate plan participant in accordance with the Securities and Exchange Commission’s rules and regulations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

INTERMUNE, INC.
Dated: June 18, 2008	By:	/s/ John c. hodgman
John C. Hodgman
Senior Vice President and Chief Financial Officer